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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

                        Date of Report: March 26, 2001
                       (Date of earliest event reported)

                              Center Trust, Inc.
            (exact name of registrant as specified in its charter)

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
         Maryland                 Commission File:                  95-4444963
(State or other jurisdiction          1-12588           (I.R.S. Employer Identification No.)
 of incorporation or
  organization)
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                           3500 Sepulveda Boulevard
                       Manhattan Beach, California 90266
         (Address of Principal executive offices, including zip code)

                                (310) 546-4520
             (Registrant's telephone number, including area code)

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Item 9.  REGULATION FD DISCLOSURE

     On March 26, 2001, Center Trust, Inc. announced a revised dividend strategy designed to enable the Company to maximize its retention of capital, reduce its leverage level, and provide financial flexibility, while maintaining its status as a real estate investment trust. Under the new dividend strategy, the Company will pay a first quarter 2001 dividend of $0.04 per share. In addition, the Company has executed a limited waiver of the standstill portions of the Stockholders Agreement with its majority stockholder. A press release describing the revised dividend strategy and the limited waiver of the standstill provisions of the Stockholders Agreement is filed herewith as Exhibit 99.1 and a copy of the Limited Standstill Waiver Letter is filed herewith as Exhibit 99.2.

     The information included pursuant to this Item 9, including the attached Exhibits, shall not be deemed to be incorporated by reference into any filing made by the Company pursuant to the Securities Act of 1933.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Center Trust, Inc.


Date:  March 26, 2001             /s/ Edward A. Stokx
                                  ---------------------------------------
                                  Name:  Edward A. Stokx
                                  Title: Senior Vice President of Finance
                                         (Principal Financial Officer)